Press Release #201506	FOR IMMEDIATE RELEASE	February 18, 2015

Enertopia Corporation Included in The Marijuana Index

Leading Cannabis Related Index to Continually Supply Market Info and Analysis for Enertopia Corporation

VANCOUVER, BC – Enertopia Corporation (ENRT-OTCBB) (TOP-CSE) (the "Company" or "Enertopia") announced today that it has been selected by The Marijuana Index (www.marijuanaindex.com) for inclusion in its MJIC Reporting Company Index.

The Marijuana Index is the leading equity tracking index featuring public companies involved in the legalized marijuana, cannabis and hemp sector. The Marijuana Index provides the most robust data set in the MMJ industry with a perpetually expanding assemblage of information available to brokers, analysts, investors and media.

For more information regarding Enertopia and its standing in The Marijuana Index please visit www.marijuanaindex.com.

“We are pleased to have Enertopia included in The Marijuana Index where our corporate story can be followed by a larger number of parties interested in our industry,” said President / CEO Robert McAllister of Enertopia. “As more companies enter this dynamic industry it is both a privilege and an opportunity to be tracked as a leading public company in the legal cannabis industry. This will allow our shareholders access to real-time industry data and an expansive set of tools to better follow our company and industry developments.”

“We view the inclusion of Enertopia in the Index as an important step in providing further legitimacy to public company legal cannabis operations,” stated Frank Marino, President of MJIC, Inc. “Investors in this quickly growing industry deserve and appreciate as much information as possible and we intend to continue to supply data and market intelligence for Enertopia in perpetuity.”

About The MJIC Marijuana Index

The MJIC Marijuana Index is the first and only Marijuana Sector Benchmark Index Series, measuring the combined performance of globally listed marijuana stocks. The Index series is calculated by using (Equal-Weight), providing a fair and balanced benchmark calculation methodology, for diverse stocks covered. The index provides existing and prospective investors with a targeted and centralized view of these pioneering securities which are positioned within a multi-billion dollar growth industry. Information and articles are shared from around the web on the business of marijuana as it unfolds throughout the United States and the world. The mission of The Marijuana Index is to become the centralized hub of communication between marijuana, cannabis, and hemp companies and the investment marketplace following the industry.

The Marijuana Index is the leading benchmark for tracking U.S. listed marijuana stocks as the first marijuana equity index of its kind.

To contact The MJIC Marijuana Index please visit: www.marijuanaindex.com or by email via info@marijuanaindex.com

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President: (250) 765-6412 This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its medical marihuana projects, evaluation and sale of sexual creams and other items, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that inclusion into the MJIC Reporting Company Index will have any meaningful impact on the Company.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release